UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

CARVER BANCORP, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13007	13-3904174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Carver Bancorp, Inc. (the “Company”) previously announced in a press release that it would be appointing Chris A. McFadden as Executive Vice President and Chief Financial Officer of the Company and, its wholly-owned banking subsidiary, Carver Federal Savings Bank (the “Bank”) effective September 14, 2009. Ms. McFadden, age 45, began her responsibilities with the Company and Bank on September 14, 2009 and was appointed the Company’s Principal Accounting Officer by the Company Board of Directors on September 15, 2009. A copy of the press release announcing Ms. McFadden’s appointment is attached as Exhibit 99.1

Immediately prior to joining Carver, Ms. McFadden was Chief Financial Officer and Chief Administrative Officer at Banco Popular North America from 2000 to 2009. Prior to that, Ms. McFadden was Chief Financial Officer of Hudson United Bancorp.

Item 8.01	Other Matters

On September 18, 2009 Carver Bancorp, Inc. (the “Company”) issued a press release announcing that its 2009 Annual Meeting of Shareholders will be held on December 18th, with a record date of November 2, 2009.

The press release is attached hereto as Exhibit 99.2.

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

99.1	Press release entitled “CARVER BANCORP, INC. ANNOUNCES APPOINTMENT OF CHRIS A. McFADDEN AS CHIEF FINANCIAL OFFICER”, dated August 25, 2009.

99.2	Press release entitled “CARVER BANCORP, INC. ANNOUNCES 2009 ANNUAL MEETING DATE”, dated September 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE:  September 18, 2009

BY:	/s/ Mark A. Ricca

Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel